Exhibit 99.2

Outerwall Inc. Announces Completion of Acquisition by Certain Funds Managed by Affiliates of

Apollo Global Management, LLC

BELLEVUE, Wash.— September 27, 2016 — Outerwall Inc. (“Outerwall” or the “Company”) (Nasdaq: OUTR) today announced the successful completion of its agreement to be acquired by affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO) for $52.00 per share in cash.

Apollo and Outerwall also announced that the Company’s segments will be managed and operated as three distinct businesses and named leadership for each of those units. Galen C. Smith was named Chief Executive Officer of Redbox, and James H. Gaherity and David D. Maquera were promoted from serving as Presidents to Chief Executive Officers of the Coinstar and ecoATM businesses, respectively. In connection with the closing of the transaction, Erik E. Prusch, Chief Executive Officer of Outerwall, will be leaving the Company.

“I am extremely excited to lead the Redbox team and work with Apollo as we continue to provide new movie and video game releases to millions of loyal consumers at a great value,” Mr. Smith said. “We believe there are many attractive opportunities for us to build on Redbox’s unrivaled brand while enhancing our already strong relationships with Redbox’s studio and retail partners.”

Mr. Gaherity said, “The Coinstar business is the leading multi-national, fully automated network of self-service coin-counting kiosks, processing more than $3 billion of coins annually and serving millions of consumers every year. We look forward to working with Apollo to grow our business and build upon our rich, 25-year history.”

“With a network of over 2,400 kiosks and an online solution through Gazelle.com, ecoATM provides the best solution for customers to turn their used mobile phones into cash,” said Mr. Maquera. “We have delivered significant financial and operational progress this year and I look forward to teaming with Apollo and our outstanding employees as we take the ecoATM business to the next level.”

“We are pleased that the transaction has closed and we look forward to working with the respective business leaders and their talented and dedicated colleagues to provide unsurpassed customer experiences and value to our retail partners,” said David Sambur, partner at Apollo. “In addition, I would like to thank Erik for his service and leadership and we wish him the best in his future endeavors.”

About the Transaction

The transaction was effected through a previously announced cash tender offer for all of the outstanding shares of common stock of Outerwall followed by a merger. The cash tender offer, which was made at $52.00 per share pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) entered into by affiliates of the Apollo Funds, Outerwall, and Redbox Automated Retail, LLC, a wholly owned subsidiary of Outerwall (“Redbox”), on July 24, 2016, expired at 12:00 midnight, New York City time, on September 22, 2016 (one minute after 11:59 p.m., New York City time, on September 22, 2016). On September 23, 2016, shares of common stock of Outerwall (other than shares tendered by guaranteed delivery where actual delivery had not occurred) that were validly tendered and not withdrawn, which constituted approximately 69.3% of the then outstanding shares of Outerwall, were accepted for payment. Outerwall shares validly tendered by guaranteed delivery were accepted for payment upon receipt.

On September 27, 2016, in accordance with the Merger Agreement, the acquisition was completed by (i) merging Outerwall with an affiliate of the Apollo Funds pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and (ii) immediately thereafter, merging Redbox with an affiliate of the Apollo Funds pursuant to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In connection with the merger, all shares not validly tendered in the tender offer (subject to certain exceptions, including shares for which appraisal rights were validly demanded and not subsequently withdrawn or lost) were cancelled and converted into the right to receive $52.00 cash per share. As a result of the transaction, which was valued at approximately $1.6 billion, including net debt, effective today Outerwall became a privately-held company and Outerwall’s common stock ceased trading on the Nasdaq Global Select Market and will be delisted.

Advisors

Morgan Stanley & Co. LLC served as financial advisor to Outerwall and Perkins Coie LLP and Wachtell, Lipton, Rosen & Katz served as legal counsel.

LionTree Advisors, Bank of America Merrill Lynch, Barclays, Credit Suisse and Jefferies LLC served as M&A advisors to Apollo and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor to Apollo.

About Redbox

Redbox provides new-release DVD, Blu-ray Disc® and video-game rentals through a national network of almost 40,000 self-service kiosks. For more information, visit www.redbox.com.

About Coinstar

Coinstar offers self-service coin-counting at almost 20,000 kiosks where consumers can convert their coins to cash or stored value products. For more information, visit www.coinstar.com.

About ecoATM

ecoATM consists of self-service kiosks and an online solution where consumers can sell electronic devices for cash and generates revenue through the sale of devices collected to third party resellers, through online marketplaces and through the Gazelle direct-to-consumer storefront. For more information, visit www.ecoATM.com.

About Apollo Global Management

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Singapore, Mumbai, Delhi, Shanghai and Hong Kong. Apollo had assets under management of approximately $186 billion as of June 30, 2016, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, among others, statements regarding the Company’s businesses following its acquisition by affiliates of the Apollo Funds. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or Apollo, or other third parties, including those beyond the Company’s control. Such risks and uncertainties include, but are not limited to, results and timing of strategic and financial activities, continuation of or changes in strategic and financial objectives, and the ability to attract new or maintain retailer relationships, penetrate or maintain markets and distribution channels, and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Media Contacts:

Joele Frank, Wilkinson Brimmer Katcher for Outerwall Inc.

Matthew Sherman / James Golden / Scott Bisang / Matthew Gross

212-355-4449

Apollo Global Management, LLC

Gary Stein

212-822-0467

gstein@apollolp.com

Rubenstein Associates, Inc. for Apollo Global Management, LLC

Charles Zehren

212-843-8590

czehren@rubenstein.com